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                                                                     EXHIBIT 4.9


                          NEW HORIZONS WORLDWIDE, INC.
                1997 OUTSIDE DIRECTORS ELECTIVE STOCK OPTION PLAN
                -------------------------------------------------


         New Horizons Worldwide, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

         1. DEFINITIONS. The following terms shall have the meanings set forth below whenever used in this document:

                  (a) "Affiliate" shall mean any Person which controls, is controlled by, or is under common control with, the Company.

                  (b) "Applicable Year" shall mean, as the context shall require, calendar year 1998, 1999 or 2000.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Change of Control" shall mean any transaction or series of transactions where any Person, or any two or more Persons acting as a group, and all Affiliates of such Person, who prior to such time owned less than five percent (5%) of the then outstanding Shares, acquires such additional Shares in one or more transaction, or series of transactions, such that following such transaction or transactions, such Person or group and Affiliates beneficially own fifty percent (50%) or more of the Shares.

                  (e) "Code" shall mean the United States Internal Revenue Code (Title 26 of the United States Code).

                  (f) "Committee" shall mean a committee of the Board consisting of all members of the Board other than the Outside Directors.

                  (g) "Company" shall mean New Horizons Worldwide, Inc., a Delaware corporation, and any successor thereto which shall maintain the Plan.

                  (h) "Director Fees" shall mean the regular fees scheduled to be paid to an Outside Director for his services as a member of the Board during an


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                           Applicable Year.

                  (i) "Disability" shall mean an Optionee's inability, due to a physical or mental condition, to continue to serve as a member of the Board, as determined by the Committee pursuant to written certification of such Disability from a physician acceptable to the Committee.

                  (j) "Fair Market Value" shall mean, in respect of the Shares, either:

                           (i) if the Shares are publicly traded on a national securities exchange, the closing price on the date Fair market Value is being determined; or

                           (ii) if the Shares are publicly traded over the counter, the average of the closing bid and ask prices on the date the Fair Market Value is being determined; or

                          (iii) if the Shares are not publicly traded, the value determined in accordance with policies adopted by the Committee.

                  (k) "Issue Date" shall mean in respect of any Option for which an Outside Director's election is made under
                           Section 7 hereof:

                           (i)      November 26, 1997 for Applicable Year 1998;
                                    and

                           (ii) the December 1 which immediately precedes Applicable Years 1999 and 2000.

                  (l) "Option" shall mean, subject to all of the terms and conditions of this Plan, the right and option of an Outside Director to purchase Shares.

                  (m) "Optionee" shall mean any Outside Director to whom an Option has been issued pursuant to the Plan.

                  (n) "Option Price" shall mean the price at which a Share may be acquired upon the exercise of an Option.

                  (o) "Outside Director" shall mean a member of the Board who neither (i) is employed by the Company or a Subsidiary nor (ii) owns beneficially ten percent (10%) or more of the Shares.

                  (p) "Person" shall mean a natural person or a legal entity, including, without limitation,



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                           corporations, partnerships, trusts, and limited
                           liability companies.

                  (q) "Personal Representative" shall mean, following an Optionee's death, the Person who shall have acquired, by Will or by the laws of descent and distribution, the right to exercise any Option.

                  (r) "Plan" shall mean this document, the New Horizons Worldwide, Inc. 1997 Outside Directors Elective Stock Option Plan, as it is originally adopted and as it may be amended hereafter.

                  (s) "Shares" shall mean shares of the $.01 par value common stock of the Company.

                  (t) "Subsidiary" shall mean any corporation or other legal entity at least 50% of the common stock (or comparable equity ownership interest) of which is owned directly or indirectly by the Company.

         2. PURPOSE OF THE PLAN. The purpose of the Plan is to provide the Outside Directors with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such Outside Directors acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Outside Directors to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, in respect of each Applicable Year, offer each Outside Director the opportunity to elect to receive Options in lieu of other consideration which would be paid the Outside Director for services to the Company.

         3. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective on November 26, 1997, subject to approval by holders of a majority of the outstanding Shares. In the event the Plan is not so approved within twelve (12) months after the date the Plan is adopted, the Plan and any Options issued hereunder shall be


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null and void. If, however, the Plan is so approved, subject to the provisions of Section 9, no further stockholder approval shall be required with respect to the issue of any Options pursuant to the Plan.

         4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have full and final authority in its absolute discretion:

                  (a) to prescribe the form of the option agreements which shall be executed by Optionees and which shall evidence Options issued under the Plan;

                  (b) To adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and

                  (c) To construe and interpret the Plan, the rules and regulations and the instruments evidencing Options issued under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees and upon any Person claiming under or through an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.



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         5. PERSONS ELIGIBLE FOR OPTIONS. Every Outside Director shall be eligible to elect to be issued Options under the Plan as provided in Section 7.

         6. MAXIMUM NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE ISSUED. The aggregate number of Shares for which Options may be issued under the Plan shall be Three Hundred Thousand (300,000) Shares. Either treasury or authorized and unissued Shares, or both, in such numbers, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All Shares which are the subject of any lapsed, expired or terminated Options may be made available for reoffering under the Plan. In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding Shares are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or other such change (including, without limitation, any transaction described in Section 424(a) of the Code) or a special dividend or other distribution to the Company's shareholders, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each Share subject to an unexercised Option and each Share available for additional issues of Options under the Plan the number and kind of shares of stock or other securities into which each outstanding Share shall be exchanged, (ii) the Option Price shall be increased or decreased


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proportionately so that the aggregate purchase price for the securities subject to the Option shall remain the same as immediately prior to such event, and
(iii) the Committee shall make such other adjustments to the securities subject to Options, the provisions of the Plan, and option agreements as may be appropriate, equitable and in compliance with the provisions of Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment may, in the discretion of the Committee, provide for the elimination of fractional Shares.

         7. ELECTION TO RECEIVE OPTION IN LIEU OF DIRECTOR FEES. Subject to the availability of Shares under Section 6, pursuant to uniform rules and procedures prescribed by the Committee, no later than the December 1 which immediately precedes an Applicable Year, an Outside Director may elect to have issued to him, in lieu of payment of either one-half (1/2) or all of his Director Fees for the Applicable Year, an Option to purchase one Share for each dollar of Director Fees for which the election is made. Any such election shall be irrevocable.

         8.       Option Provisions.
                  ------------------

                  (a) OPTION PRICE. The Option Price shall be Fair Market Value determined on the Issue Date.

                  (b) TERM OF OPTION. Except as otherwise provided herein, each Option shall be exercisable through the fifth anniversary of its Issue Date.

                  (c) EXERCISABILITY OF OPTION -- IN GENERAL. Subject to subsections (d) and (e) below, an Outside Director may exercise



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an Option at any time from the first anniversary of the Option's Issue Date through the remaining term of the Option.

                  (d)      Cancellation of Option.
                           -----------------------

                           (i) In the event an Outside Director ceases to be a
member of the Board for any reason prior to the first day of the Applicable Year in respect of which an Option was issued, such Option shall be cancelled.

                           (ii) If an Outside Director ceases to be a member of
the Board for any reason during an Applicable Year in respect of which the Outside Director was issued an Option pursuant to Section 7, then the Option shall be cancelled with respect to a number of Shares equal to (A) MULTIPLIED BY
(B) below where:

                                    (A) equals the number of Shares subject to
         the Option issued in respect of the Applicable Year pursuant to Section 7; and

                                    (B) equals a fraction, the NUMERATOR of
         which equals the number of full calendar quarters in the Applicable Year during which the Outside Director was not a member of the Board, and the DENOMINATOR of which equals four.

                  (e) CHANGE OF CONTROL, DISSOLUTION, LIQUIDATION AND CERTAIN MERGERS. Upon the occurrence of a Change of Control, or immediately prior to a dissolution or liquidation of the Company (but only if the distributee of substantially all of the Company's assets upon the liquidation of the Company was not, immediately prior to the liquidation, an Affiliate) or a merger or consolidation in which the Company is the surviving corporation (but only if the corporation which is the surviving corporation in such merger or consolidation was not, immediately prior to the merger or consolidation, an Affiliate), the Optionee shall have the immediate and nonforfeitable right to exercise the Option with



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respect to all Shares covered by the Option, and any such exercise shall be irrevocable. The Optionee shall be entitled to exercise the Option as provided in the immediately preceding sentence regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain the Plan. In the event the Option becomes exercisable pursuant to this subsection (e), the Company shall notify the Optionee of his right to exercise the Option.

                  (f) LIMITATION ON EXERCISE AND TRANSFER OF OPTION. Except as otherwise provided in the event of an Optionee's death, only the Optionee may exercise an Option, provided that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an Option on behalf of the Optionee. No Option issued hereunder shall be transferable other than by the Last Will and Testament of the Optionee or, if the Optionee dies intestate, by the applicable laws of descent and distribution. No Option issued hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process. In the event of an Optionee's death, the Option, to the extent exercisable at the time of his death, may be exercised during its remaining term by the deceased Optionee's Personal Representative.

                  (g) CONDITIONS GOVERNING EXERCISE OF OPTION. An Option may be exercised in whole or in part at any time during its term, but this right of exercise shall be limited to whole Shares. Options shall be exercised by the Optionee giving written notice to the Company of the Optionee's exercise of the Option accom-



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panied by full payment of the purchase price for the Shares, unless other arrangements satisfactory to the Company for prompt payment of such amount are made. Payments shall be made by such type of check or other means of funds transfer as is acceptable to the Company or, with the consent of the Committee, in whole or in part in Shares having a Fair Market Value on the date the Option is exercised equal to that portion of the purchase price for which payment in immediately available funds is not made. A dissolution or liquidation of the Company or, unless the surviving corporation assumes said options, a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Option to terminate, provided that during the option period each Optionee shall have the right prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise his Option in whole or in part.

         10. AMENDMENTS TO THE PLAN. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's shareholders, shall any action of the Committee or the Board result in:

                  (a) Amending, modifying or altering the eligibility requirements;

                  (b)      Increasing or decreasing, except as provided in
                           Section 6 hereof, the maximum number of Shares for which Options may be issued;

                  (c)      Decreasing the minimum Option Price, as provided


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                           in Section 8(a) hereof;

                  (d) Extending either the maximum period during which an Option is exercisable as provided in Section 8(b) hereof or the date on which the Plan shall terminate as provided in Section 12 hereof; or

                  (e)      Changing the authority of the Committee;

except as necessary to conform the Plan and the option agreements to changes in the Code or other governing law.

         11. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The Committee may condition its issue of any Option hereunder upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

                           Optionee agrees that any shares of common stock of
                  New Horizons Worldwide, Inc. which he may acquire by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of common stock of New Horizons Worldwide, Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event New Horizons Worldwide, Inc. is otherwise satisfied that the offer or sale of the shares of common stock of New Horizons Worldwide, Inc. which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended.

The Company shall not be required to issue any certificates for Shares upon the exercise of an Option prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on any national securities exchange on which the Shares may be listed, (iii) completion of any registration or other qualification of the Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole



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discretion, determine to be necessary or advisable, or the determination by the
Committee, in its sole discretion, that any registration or other qualification of the Shares is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

         12.      General Provisions.
                  -------------------

                  (a) OPTION AGREEMENTS. Each Option issued pursuant to the Plan shall be evidenced by an option agreement in such form as shall be prescribed by the Committee.

                  (b) NO RIGHT TO CONTINUE AS AN OUTSIDE DIRECTOR OR INDEPENDENT CONSULTANT. Nothing in the Plan or in any option agreement shall confer upon any Outside Director any right to continue to serve as a member of the Board, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit the right of the shareholders of the Company to remove him as a member of the Board with or without cause. Nothing in the Plan or in any option agreement shall confer upon any Outside Director any right to continue to provide services to the Company or any Subsidiary as an independent consultant.

                  (c) OPTIONEE DOES NOT HAVE RIGHTS OF SHAREHOLDER. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a shareholder as a result of the issue of an Option until such time as Shares are actually issued to such Optionee pursuant to the exercise of



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the Option.

                  (d) SUCCESSORS IN INTEREST. The Plan shall be binding upon the successors and assigns of the Company.

                  (e) NO LIABILITY UPON DISTRIBUTION OF SHARES. The liability of the Company under the Plan and any distribution of Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any Person with respect to any loss, cost or expense which the Person may incur in connection with or arising out of any transaction in connection with the Plan.

                  (f) USE OF PROCEEDS. The cash proceeds received by the Company from the issuance of Shares pursuant to the Plan will be used for general corporate purposes.

                  (g) EXPENSES. The expenses of administering the Plan shall be borne by the Company.

                  (h) CAPTIONS. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

                  (i) NUMBER. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

                  (j) GENDER. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.


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                  (k) NONQUALIFIED OPTIONS. All Options issued under the Plan shall, for purposes of the federal income tax, be nonqualified stock options governed by Section 83 of the Code and regulations promulgated thereunder.

                  (l) TIME PERIODS; DATES. Any action required to be taken under the Plan within a certain number of days shall be taken within that number of calendar days; PROVIDED, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken shall be automatically extended to the next business day. If a date specified for taking any action under the Plan falls on a weekend or a holiday, such date shall automatically become the next business day.

                  (m) WITHHOLDING. The right to exercise any Option shall be conditioned upon the Optionee making appropriate provision, as the Company may reasonably prescribe, for tax withholding with respect to the exercise of the Option.

                  (n) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

         13. TERMINATION OF THE PLAN. The Plan shall terminate at 12:01 a.m. on January 2, 2000, and thereafter no Options shall be issued under the Plan. All Options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with the terms of the option agreements governing such Options and the terms and conditions of the Plan.


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                  IN WITNESS WHEREOF, NEW HORIZONS WORLDWIDE, INC., by its
appropriate officers duly authorized, has executed this document as of November 26, 1997.

                                          NEW HORIZONS WORLDWIDE, INC.



                                          By: /s/ Curtis Lee Smith
                                             -------------------------------

                                          And: /s/ Thom Bresnan
                                              ------------------------------


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